EXHIBIT 4.2
M&T BANK CORPORATION
DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES AND EXCHANGE ACT OF 1934
AS OF DECEMBER 31, 2025
The following description of M&T Bank Corporation’s (“M&T”) securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, is a summary, does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of M&T’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws, which are exhibits to the Annual Report on Form 10-K of which this exhibit is a part.
Common Stock
General
Pursuant to the Certificate of Incorporation, M&T’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.50 per share (“common stock”), and 20,000,000 shares of preferred stock, par value $1.00 per share (“preferred stock”). All outstanding shares of our capital stock are fully paid and non-assessable. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any of M&T’s preferred stock that have been issued and may be issued in the future.
Voting Rights
Each holder of a share of common stock has one (1) vote for each share held on matters presented for consideration by the holders of common stock. Holders of common stock do not have cumulative voting rights.
Dividends Rights
Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to share ratably in dividends when and if declared by M&T’s board of directors from funds legally available for the dividends.
Liquidation Rights
In the event of liquidation, dissolution or winding up of M&T, whether voluntary or involuntary, holders of shares of common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to the holders of common stock after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding preferred stock.

Other Rights
The common stock is neither redeemable nor convertible into another security of M&T. Holders of common stock have no preemptive rights to acquire any additional shares of common stock.
Listing
The common stock is listed on the New York Stock Exchange under the ticker symbol “MTB.”
Provisions of New York Law
A New York corporation may elect not to be governed by Section 912 of the New York Business Corporation Law, which places restrictions on certain business combinations with interested shareholders. M&T has made such an election.
Preferred Stock
The Certificate of Incorporation currently authorizes M&T’s board of directors, without further action by the holders of common stock, to cause M&T to issue up to 20,000,000 shares of preferred stock in one or more series and for such consideration, not less than the par value thereof, as may be fixed from time to time by M&T’s board of directors. Before the issuance of any shares of a particular series, M&T’s board of directors is authorized to fix by resolution the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, the voting rights, and any other relative rights, preferences and limitations pertaining to such series, without further vote or action by holders of common stock. If and when any further M&T preferred stock is issued, the holders of M&T preferred stock may have a preference over holders of M&T common stock in the payment of dividends, upon liquidation of M&T, in respect of voting rights and in the redemption of the capital stock of M&T.
Information regarding each of M&T’s issued and outstanding series of preferred stock is presented in “Item 8—Financial Statements and Supplementary Data—Notes to Financial Statements—10. Shareholders’ equity” of the Annual Report on Form 10-K of which this exhibit is a part as well as the Certificate of Incorporation.
Series H Preferred Stock
General
In connection with M&T’s acquisition of People’s United Financial, Inc. on April 1, 2022, M&T issued 10,000,000 shares of Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H, par value $1.00 per share, (the “Series H Preferred Stock”). The authorized number of shares of the Series H Preferred Stock is 10,000,000 shares. The number of shares of Series H Preferred Stock may be increased from time to time pursuant to resolution adopted by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, and any such additional shares of Series H Preferred Stock shall form a single series with the Series H Preferred Stock.
Ranking
The Series H Preferred Stock ranks (i) senior, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, to M&T’s common stock and any other class or series of M&T’s capital stock that states that it is made junior to the Series H Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be; (ii) on a parity, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, with any other class or series of M&T’s capital stock that does not state that it ranks either junior or senior to the Series H Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be; and (iii) junior, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, as to each other class or series of M&T’s capital stock, if any, that states that it is made senior to the Series H Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be.
Dividends Rights
Dividends on shares of Series H Preferred Stock are not cumulative. If for any reason M&T’s board of directors or a duly authorized committee of M&T’s board of directors does not declare a dividend on the Series H Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period or be payable on the applicable dividend payment date, and M&T will have no obligation to pay any dividend for that dividend period, whether or not M&T’s board of directors or a duly authorized committee of M&T’s board of directors declares a dividend on the Series H Preferred Stock for any subsequent dividend period with respect to the Series H Preferred Stock or for any future dividend period with respect to any other series of M&T’s preferred stock or M&T’s common stock.
Holders of the Series H Preferred Stock are entitled to receive, when, as and if declared by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, out of assets legally available for the payment of dividends under New York law, non-cumulative cash dividends based on the liquidation preference of the Series H Preferred Stock at a rate equal to (i) 5.625% per annum for each quarterly dividend period from the original issue date to, but excluding, December 15, 2026, and (ii) three-month LIBOR plus a spread of 4.02% per annum for each quarterly dividend period from and including December 15, 2026. Pursuant to the Adjustable Interest Rate (LIBOR) Act and the regulation promulgated thereunder by the Board of Governors of the Federal Reserve System, for each quarterly dividend period from and including December 15, 2026, three-month LIBOR will be replaced by three-month Term SOFR, plus the applicable tenor spread adjustment set forth in such Act and regulation.
So long as any share of Series H Preferred Stock remains outstanding, unless full dividends on all outstanding shares of the Series H Preferred Stock in respect of the most recently completed dividend period have been declared and paid or a sum sufficient for the payment thereof has been set aside for such payment:

•no dividend shall be declared or paid or a sum sufficient for the payment thereof set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);
•no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by M&T, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by M&T (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to such most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of M&T’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business, (viii) purchases by any of M&T’s broker-dealer subsidiaries of M&T’s capital stock for resale pursuant to an offering by M&T of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by M&T or any of M&T’s subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by M&T or any of M&T’s subsidiaries), including as trustees or custodians; and
•no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by M&T, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by M&T (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series H Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to such most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such parity stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of M&T’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business, (viii) purchases by any of M&T’s broker-dealer subsidiaries of M&T’s capital stock for resale pursuant to an offering by M&T of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by M&T or any of M&T’s subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by M&T or any of M&T’s subsidiaries), including as trustees or custodians; provided that for the avoidance of doubt, references to parity stock in this clause refer to any class or series of capital stock that ranks on a parity with the shares of Series H Preferred Stock as to dividends and upon liquidation, dissolution or winding up.
M&T may not declare or pay or set apart funds for the payment of dividends on any preferred stock ranking equally with or junior to the Series H Preferred Stock as to dividends, if any, for any period unless M&T has contemporaneously declared and paid dividends on the shares of Series H Preferred Stock or set aside a sum sufficient for the payment thereof for such payment for the most recently completed dividend period. When dividends are not paid in full upon the shares of Series H Preferred Stock and any other series of preferred stock ranking equally with the Series H Preferred Stock as to dividends, if any, all dividends declared and paid upon the shares of the Series H Preferred Stock and any other series of preferred stock ranking equally with the Series H Preferred Stock as to dividends, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series H Preferred Stock, and accrued dividends, including any accumulations, if any, on such parity stock, if any, bear to each other.
As used in this section, “junior stock” means M&T’s common stock and any other class or series of M&T’s capital stock over which the Series H Preferred Stock has preference or priority either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
As used in this section, “parity stock” means any other class or series of M&T’s capital stock that ranks on a parity with the shares of Series H Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
As used in this section, “senior stock” means any other class or series of M&T capital stock that ranks senior to the Series H Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, may be declared and paid on junior stock or parity stock, if any, from time to time out of any assets legally available for such payment, and the holders of the Series H Preferred Stock will not be entitled to participate in those dividends.
Redemption
M&T may redeem the Series H Preferred Stock at its option, in whole or in part, from time to time, on or after April 1, 2027, at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends for prior dividend periods and any accrued but unpaid (whether or not declared) dividends for the then-current dividend period to, but excluding, the redemption date.

At any time within 90 days after a Regulatory Capital Treatment Event (as defined in the Certificate of Incorporation) M&T may redeem the Series H Preferred Stock at its option, in whole, but not in part, at a redemption price equal to $25.00 per share, plus any declared and unpaid dividends for prior dividend periods and any accrued but unpaid (whether or not declared) dividends for the then-current dividend period to, but excluding, the redemption date.
Liquidation Rights
In the event M&T liquidates, dissolves or winds up its business and affairs, either voluntarily or involuntarily, holders of the Series H Preferred Stock will be entitled to receive and to be paid out of M&T’s assets legally available for distribution to its shareholders a liquidating distribution of $25.00 per share, plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends, before M&T makes any payment or distribution of assets to the holders of its common stock or any other class or series of junior stock. Holders of the Series H Preferred Stock will not be entitled to any other amounts from M&T and will have no right or claim to any of M&T’s remaining assets after they have received their full liquidating distribution.
In any such distribution, if M&T’s assets are not sufficient to pay the liquidation preference plus declared and unpaid dividends in full to all holders of the Series H Preferred Stock and the liquidation amounts owed to all holders of parity stock, if any, the amounts paid to the holders of the Series H Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distributions owed to those holders.
Voting Rights
Except as provided in the Certificate of Incorporation or as otherwise specifically required by applicable law, the holders of the Series H Preferred Stock have no voting rights.
Rights to Elect Two Directors Upon Nonpayment
If M&T fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series H Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the number of directors on M&T’s board of directors shall be increased by two at M&T’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series H Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of the Series H Preferred Stock shall have the right, voting separately as a class together with holders of any other equally ranked series of preferred stock that have similar voting rights, if any (the “voting parity stock”), to elect such two additional members of M&T’s board of directors (the “preferred directors”) to hold office for a term of one year; provided that M&T’s board of directors shall at no time include more than two preferred directors. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the preferred directors shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of the Series H Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above.
Other Voting Rights
So long as any shares of Series H Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the Series H Preferred Stock and any voting parity stock, voting together as a separate class of M&T’s capital stock, is required to authorize or increase the authorized amount of, or issue or create shares of, any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock.
So long as any shares of Series H Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the Series H Preferred Stock, voting together as a separate class of M&T’s capital stock, is required to:
•amend, alter or repeal any provision of the Certificate of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series H Preferred Stock or authorized common stock or authorized preferred stock or the creation and issuance, or an increase or decrease in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series H Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of M&T will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock; or
•consummate a binding share exchange or reclassification involving the Series H Preferred Stock, or a merger or consolidation of M&T with or into another entity unless (i) the shares of the Series H Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Series H Preferred Stock or new preferred securities have terms that are not materially less favorable than the Series H Preferred Stock.
In exercising the voting rights described above or when otherwise granted voting rights by operation of law or by M&T, each share of Series H Preferred Stock will be entitled to one vote.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock have been redeemed or have been called for redemption and sufficient funds have been irrevocably deposited in trust to effect such redemption.
Voting Rights under New York Law
New York law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the Certificate of Incorporation that would limit the ability of the holders of M&T’s preferred stock to vote on any matter, change any authorized shares of M&T’s preferred stock into a different number of shares of preferred stock or into the same or a different number of shares of one or more other classes or series of any class, decrease the par value of M&T’s preferred stock, or change or abolish M&T’s preferred stock (or any series thereof) or any of the relative rights, powers, preferences and limitations of M&T’s preferred stock (or any series thereof). If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in the M&T Certificate of Incorporation.
Other Rights
The Series H Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of M&T’s capital stock or other securities. The Series H Preferred Stock is perpetual and has no stated maturity and is not be subject to any sinking fund or other obligation to redeem or repurchase the Series H Preferred Stock.
Listing
The Series H Preferred Stock is listed on the New York Stock Exchange under the ticker symbol “MTBPrH.”
Series J Preferred Stock
General
On May 13, 2024, M&T issued 75,000 shares of Perpetual 7.500% Non-Cumulative Preferred Stock, Series J, par value $1.00 per share, liquidation preference $10,000 per share, (the “Series J Preferred Stock”). The authorized number of shares of the Series J Preferred Stock is 75,000 shares. The number of shares of Series J Preferred Stock may be increased from time to time pursuant to resolution adopted by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, and any such additional shares of Series J Preferred Stock shall form a single series with the Series J Preferred Stock.
Ranking
The Series J Preferred Stock ranks (i) senior, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, to M&T’s common stock and any other class or series of M&T’s capital stock that states that it is made junior to the Series J Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be; (ii) on a parity, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, with any other class or series of M&T’s capital stock that ranks on a parity with the Series J Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be; and (iii) junior, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, as to each other class or series of M&T’s capital stock, if any, that states that it is made senior to the Series J Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be.
Dividends Rights
Dividends on shares of Series J Preferred Stock are not cumulative. To the extent that any dividends payable on the shares of Series J Preferred Stock on any dividend payment date are not declared and paid, in full or otherwise, on such dividend payment date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and M&T shall have no obligation to pay, and the holders of Series J Preferred Stock shall have no right to receive after the dividend payment date for such dividend period, dividends accrued for such dividend period or interest with respect to such dividends, whether or not dividends are declared for any subsequent dividend period with respect to the Series J Preferred Stock.
Holders of the Series J Preferred Stock are entitled to receive, when, as and if declared by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, out of assets legally available for the payment of dividends under New York law, non-cumulative cash dividends based on the liquidation preference of the Series J Preferred Stock at a rate equal to 7.500% per annum for each quarterly dividend period.
So long as any share of Series J Preferred Stock remains outstanding, (i) no dividend may be paid, declared or set apart for any payment on and no distribution shall be made on any junior stock (other than a dividend payable solely in stock that ranks junior to the Series J Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up) and (ii) no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (A) as a result of (x) a reclassification of junior stock for or into stock that ranks junior to the Series J Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, or (y) the exchange or conversion of one share of junior stock for or into another share of stock that ranks junior to the Series J Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, or (B) through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series J Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up), unless full dividends on all outstanding shares of the Series J Preferred Stock for the most recently completed dividend period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the shares of the Series J Preferred Stock and any dividend parity stock, all dividends declared upon shares of the Series J Preferred Stock and all dividend parity stock shall be paid ratably to the holders of the Series J Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period and, in the case of dividend parity stock that bears cumulative dividends, accrued and unpaid dividends relating to past dividend periods. To the extent a dividend period with respect to any dividend parity stock coincides with more than one dividend period with respect to the Series J Preferred Stock, for purposes of the immediately preceding sentence, our board of directors or a duly authorized committee thereof may treat such dividend period with respect to the dividend parity stock as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series J Preferred Stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series J Preferred Stock. To the extent a dividend period with respect to the Series J Preferred Stock coincides with more than one dividend period with respect to any dividend parity stock, for purposes of the first sentence of this paragraph, our board of directors or a duly authorized committee thereof may treat such dividend period with respect to the Series J Preferred Stock as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such dividend parity stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series J Preferred Stock and such dividend parity stock.
As used in this section, “junior stock” means M&T’s common stock and any other class or series of M&T’s capital stock over which the Series J Preferred Stock has preference or priority either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
As used in this section, “parity stock” means any other class or series of M&T’s capital stock that ranks on a parity with the shares of Series J Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
As used in this section, “senior stock” means any other class or series of M&T capital stock that ranks senior to the Series J Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by M&T’s board of directors, or a duly authorized committee of M&T’s board of directors, may be declared and paid on M&T’s common stock and junior stock from time to time out of any assets legally available for such payment in amounts permitted by applicable regulatory authorities, and the holders of the Series J Preferred Stock will not be entitled to participate in those dividends.
Redemption
M&T may redeem the Series J Preferred Stock on any dividend payment date on or after June 15, 2029 in whole or in part, from time to time, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of Series J Preferred Stock called for redemption up to the redemption date, without accumulation of undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Dividends will cease to accrue on those shares on and after the redemption date.
At any time within 90 days after a Regulatory Capital Treatment Event (as defined in the Certificate of Incorporation) M&T may redeem the Series J Preferred Stock at its option, in whole but not in part, at a redemption price equal to $10,000.00 per share, plus any declared and unpaid dividends on the shares of Series J Preferred Stock called for redemption up to the redemption date, without accumulation of undeclared dividends.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series J Preferred Stock will be entitled to receive liquidating distributions of $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series J Preferred Stock with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series J Preferred Stock and any stock having the same rank as the Series J Preferred Stock with respect to the distribution of assets, the holders of the Series J Preferred Stock and that other stock will share pro rata in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series J Preferred Stock and any stock having the same rank as the Series J Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.
Voting Rights
Except as provided in the Certificate of Incorporation or as otherwise specifically required by applicable law, the holders of the Series J Preferred Stock have no voting rights.
Rights to Elect Two Directors Upon Nonpayment
If dividends payable on the Series J Preferred Stock shall be in arrears in an aggregate amount equal to six or more quarterly dividend periods, whether or not consecutive, the number of directors on M&T’s board of directors shall automatically be increased by two, and the holders of the Series J Preferred Stock shall have the right, voting together as a single class in proportion to their respective stated amounts with holders of any other equally ranked series of preferred stock upon which similar voting rights have been conferred and are exercisable with respect to such matter (i.e., on which dividends likewise have not been paid) , if any (the “voting parity stock”), to elect such two additional members of M&T’s board of directors (the “preferred directors”) by a plurality of votes to hold office. In the event the holders of the Series J Preferred Stock and other holders of voting parity stock are entitled to vote for the election of preferred directors, such directors shall be initially elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series J Preferred Stock and each other series of voting parity stock then outstanding, voting together as a single class in proportion to their respective stated amounts (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of M&T, in which event such election shall be held only at such next annual or special meeting of stockholders).
When dividends have been paid in full on the Series J Preferred Stock for at least four quarterly consecutive dividend periods, then the right of the holders of Series J Preferred Stock to elect the preferred directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment event); and, if and when any rights of holders of Series J Preferred Stock and voting parity stock to elect the preferred directors shall have ceased, the terms of office of all the preferred directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.
Other Voting Rights
So long as any shares of the Series J Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the then-outstanding shares of Series J Preferred Stock, voting separately as a single class, shall be necessary for effecting or validating:
•Any amendment, alteration or repeal of any provision of our Certificate of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series J Preferred Stock so as to affect them adversely (provided that any amendment to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series J Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or (y) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Series J Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series J Preferred Stock);
•Any amendment or alteration of our Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking prior to the Series J Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up; or
•Any consummation of a binding share exchange or reclassification involving the Series J Preferred Stock, or of a merger or consolidation of M&T with or into another corporation or other entity, unless (x) the shares of the Series J Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which M&T is not the surviving corporation are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series J Preferred Stock pursuant to the clauses above if such change were affected by an amendment of our Certificate of Incorporation.
Each holder of the Series J Preferred Stock will have one vote per share (or one-four hundredth of a vote per depositary share), except as to votes with respect to the election of preferred directors upon a nonpayment event, in which case the Series J Preferred Stock will have voting rights in proportion to its liquidation preference, on any matter in which holders of such shares are entitled to vote, including when acting by written consent.
Other than the vote required in connection with an amendment of our certificate of incorporation adversely affecting the rights and preferences of the Series J Preferred Stock, the foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series J Preferred Stock have been redeemed or have been called for redemption upon proper notice and sufficient funds have been shall have been set aside for such redemption.
Voting Rights under New York Law
New York law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the Certificate of Incorporation that would limit the ability of the holders of M&T’s preferred stock to vote on any matter, change any authorized shares of M&T’s preferred stock into a different number of shares of preferred stock or into the same or a different number of shares of one or more other classes or series of any class, decrease the par value of M&T’s preferred stock, or change or abolish M&T’s preferred stock (or any series thereof) or any of the relative rights, powers, preferences and limitations of M&T’s preferred stock (or any series thereof). If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in the M&T Certificate of Incorporation.
Other Rights
The holders of the Series J Preferred Stock do not have any preemptive rights. The Series J Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of M&T’s capital stock or other securities. The Series J Preferred Stock is perpetual and has no stated maturity and is not be subject to any sinking fund or other obligation to redeem or repurchase the Series J Preferred Stock.
Listing
The Series J Preferred Stock is listed on the New York Stock Exchange under the ticker symbol “MTBPrJ.”

Series K Preferred Stock
General
On October 31, 2025, M&T issued 45,000 shares of Perpetual 6.350% Non-Cumulative Preferred Stock, Series K, par value $1.00 per share, liquidation preference $10,000 per share, (the “Series K Preferred Stock”). The authorized number of shares of the Series K Preferred Stock is 45,000 shares. The number of shares of Series K Preferred Stock may be increased from time to time pursuant to resolution adopted by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, and any such additional shares of Series K Preferred Stock shall form a single series with the Series K Preferred Stock.
Ranking
The Series K Preferred Stock ranks (i) senior, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, to M&T’s common stock and any other class or series of M&T’s capital stock that states that it is made junior to the Series K Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be; (ii) on a parity, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, with any other class or series of M&T’s capital stock that ranks on a parity with the Series K Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be; and (iii) junior, either as to dividends or upon M&T’s liquidation, dissolution or winding up, or both, as to each other class or series of M&T’s capital stock, if any, that states that it is made senior to the Series K Preferred Stock as to dividends or upon M&T’s liquidation, dissolution or winding up, as the case may be.
Dividends Rights
Dividends on shares of Series K Preferred Stock are not cumulative. To the extent that any dividends payable on the shares of Series K Preferred Stock on any dividend payment date are not declared and paid, in full or otherwise, on such dividend payment date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and M&T shall have no obligation to pay, and the holders of Series K Preferred Stock shall have no right to receive after the dividend payment date for such dividend period, dividends accrued for such dividend period or interest with respect to such dividends, whether or not dividends are declared for any subsequent dividend period with respect to the Series K Preferred Stock.
Holders of the Series K Preferred Stock are entitled to receive, when, as and if declared by M&T’s board of directors or a duly authorized committee of M&T’s board of directors, out of assets legally available for the payment of dividends under New York law, non-cumulative cash dividends based on the liquidation preference of the Series K Preferred Stock at a rate equal to 6.350% per annum for each quarterly dividend period.
So long as any share of Series K Preferred Stock remains outstanding, (i) no dividend may be paid, declared or set apart for any payment on and no distribution shall be made on any junior stock (other than a dividend payable solely in stock that ranks junior to the Series K Preferred

Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up) and (ii) no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (A) as a result of (x) a reclassification of junior stock for or into stock that ranks junior to the Series K Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, or (y) the exchange or conversion of one share of junior stock for or into another share of stock that ranks junior to the Series K Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, or (B) through the use of the proceeds of a substantially contemporaneous sale of other shares of stock that ranks junior to the Series K Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up), unless full dividends on all outstanding shares of the Series K Preferred Stock for the most recently completed dividend period have been declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set apart for such payment).
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full upon the shares of the Series K Preferred Stock and any dividend parity stock, all dividends declared upon shares of the Series K Preferred Stock and all dividend parity stock shall be paid ratably to the holders of the Series K Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period and, in the case of dividend parity stock that bears cumulative dividends, accrued and unpaid dividends relating to past dividend periods. To the extent a dividend period with respect to any dividend parity stock coincides with more than one dividend period with respect to the Series K Preferred Stock, for purposes of the immediately preceding sentence, our board of directors or a duly authorized committee thereof may treat such dividend period with respect to the dividend parity stock as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series K Preferred Stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series K Preferred Stock. To the extent a dividend period with respect to the Series K Preferred Stock coincides with more than one dividend period with respect to any dividend parity stock, for purposes of the first sentence of this paragraph, our board of directors or a duly authorized committee thereof may treat such dividend period with respect to the Series K Preferred Stock as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such dividend parity stock, or in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series K Preferred Stock and such dividend parity stock.
As used in this section, “junior stock” means M&T’s common stock and any other class or series of M&T’s capital stock over which the Series K Preferred Stock has preference or priority either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.

As used in this section, “parity stock” means any other class or series of M&T’s capital stock that ranks on a parity with the shares of Series K Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
As used in this section, “senior stock” means any other class or series of M&T capital stock that ranks senior to the Series K Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require.
Subject to the conditions described above, and not otherwise, dividends (payable in cash, capital stock, or otherwise), as may be determined by M&T’s board of directors, or a duly authorized committee of M&T’s board of directors, may be declared and paid on M&T’s common stock and junior stock from time to time out of any assets legally available for such payment in amounts permitted by applicable regulatory authorities, and the holders of the Series K Preferred Stock will not be entitled to participate in those dividends.
Redemption
M&T may redeem the Series K Preferred Stock on any dividend payment date on or after December 15, 2030 in whole or in part, from time to time, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends on the shares of Series K Preferred Stock called for redemption up to the redemption date, without accumulation of undeclared dividends. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Dividends will cease to accrue on those shares on and after the redemption date.
At any time within 90 days after a Regulatory Capital Treatment Event (as defined in the Certificate of Incorporation) M&T may redeem the Series K Preferred Stock at its option, in whole but not in part, at a redemption price equal to $10,000.00 per share, plus any declared and unpaid dividends on the shares of Series K Preferred Stock called for redemption up to the redemption date, without accumulation of undeclared dividends.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series K Preferred Stock will be entitled to receive liquidating distributions of $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series K Preferred Stock with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series K Preferred Stock and any stock having the same rank as the Series K Preferred Stock with respect to the distribution of assets, the holders of the Series K Preferred Stock and that other stock will share pro rata in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series K

Preferred Stock and any stock having the same rank as the Series K Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any part of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.
Voting Rights
Except as provided in the Certificate of Incorporation or as otherwise specifically required by applicable law, the holders of the Series K Preferred Stock have no voting rights.
Rights to Elect Two Directors Upon Nonpayment
If dividends payable on the Series K Preferred Stock shall be in arrears in an aggregate amount equal to six or more quarterly dividend periods, whether or not consecutive, the number of directors on M&T’s board of directors shall automatically be increased by two, and the holders of the Series K Preferred Stock shall have the right, voting together as a single class in proportion to their respective stated amounts with holders of any other equally ranked series of preferred stock upon which similar voting rights have been conferred and are exercisable with respect to such matter (i.e., on which dividends likewise have not been paid) , if any (the “voting parity stock”), to elect such two additional members of M&T’s board of directors (the “preferred directors”) by a plurality of votes to hold office. In the event the holders of the Series K Preferred Stock and other holders of voting parity stock are entitled to vote for the election of preferred directors, such directors shall be initially elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series K Preferred Stock and each other series of voting parity stock then outstanding, voting together as a single class in proportion to their respective stated amounts (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of M&T, in which event such election shall be held only at such next annual or special meeting of stockholders).
When dividends have been paid in full on the Series K Preferred Stock for at least four quarterly consecutive dividend periods, then the right of the holders of Series K Preferred Stock to elect the preferred directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment event); and, if and when any rights of holders of Series K Preferred Stock and voting parity stock to elect the preferred directors shall have ceased, the terms of office of all the preferred directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.
Other Voting Rights
So long as any shares of the Series K Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the then-outstanding shares of Series K Preferred Stock, voting separately as a single class, shall be necessary for effecting or validating:

•Any amendment, alteration or repeal of any provision of our Certificate of Incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series K Preferred Stock so as to affect them adversely (provided that any amendment to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series K Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or (y) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Series K Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series K Preferred Stock);
•Any amendment or alteration of our Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking prior to the Series K Preferred Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up; or
•Any consummation of a binding share exchange or reclassification involving the Series K Preferred Stock, or of a merger or consolidation of M&T with or into another corporation or other entity, unless (x) the shares of the Series K Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which M&T is not the surviving corporation are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series K Preferred Stock pursuant to the clauses above if such change were affected by an amendment of our Certificate of Incorporation.
Each holder of the Series K Preferred Stock will have one vote per share (or one-four hundredth of a vote per depositary share), except as to votes with respect to the election of preferred directors upon a nonpayment event, in which case the Series K Preferred Stock will have voting rights in proportion to its liquidation preference, on any matter in which holders of such shares are entitled to vote, including when acting by written consent.
Other than the vote required in connection with an amendment of our certificate of incorporation adversely affecting the rights and preferences of the Series K Preferred Stock, the foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock have been redeemed or have been called for redemption upon proper notice and sufficient funds have been shall have been set aside for such redemption.
Voting Rights under New York Law
New York law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the Certificate of Incorporation that would limit the ability of the holders of M&T’s preferred stock to vote on any matter, change any authorized shares of M&T’s preferred stock into a different number of shares of preferred stock or into the same or a different number of shares of one or more other classes or series of any class, decrease the par value of M&T’s preferred stock, or change or abolish M&T’s preferred stock (or any series thereof) or any of the relative rights, powers, preferences and limitations of M&T’s preferred stock (or any series thereof). If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in the M&T Certificate of Incorporation.
Other Rights
The holders of the Series K Preferred Stock do not have any preemptive rights. The Series K Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of M&T’s capital stock or other securities. The Series K Preferred Stock is perpetual and has no stated maturity and is not be subject to any sinking fund or other obligation to redeem or repurchase the Series K Preferred Stock.
Listing
The Series K Preferred Stock is listed on the New York Stock Exchange under the ticker symbol “MTBPrK.”